SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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February 1, 2013

To the Members of Southwest Iowa Renewable Energy, LLC:

The 2013 Annual Meeting of Members of our Company will be held on Friday, March 15, 2013, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.

Details of the business to be conducted at our 2013 Annual Meeting of Members are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.

A Notice of Internet Availability of Proxy Materials (which includes information about the proxy card, proxy statement, notice of annual meeting and our 2012 annual report (the “Proxy Materials”)) was mailed to our members today, and the Proxy Materials have been posted on our website at www.sireethanol.com.  We urge all members to access the Proxy Materials, print the proxy card, fill it out and send it to us to count your votes for the 2013 Annual Meeting of Members.  We will also mail proxy cards to all members on or about February 11, 2013.  If you attend the 2013 Annual Meeting of Members in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Your vote is very important. Please use this opportunity to take part in the affairs of your company.  It is important that your units be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and access the proxy card at our website, then sign, date and return it at your earliest convenience.  I look forward to meeting with you and with our directors and officers, reporting our activities and discussing the Company’s business.  I hope you will be present.

Very Truly yours,

/s/ Brian T. Cahill
Brian T. Cahill
President and General Manager

NOTICE OF 2013 ANNUAL MEETING OF MEMBERS
to be held on March 15, 2013

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Members of our Company (the “2013 Annual Meeting”) will be held on Friday, March 15, 2013, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.  The purposes of the meeting are to:

(1)	Elect one Series A Director to serve until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)	Conduct an advisory vote on executive compensation;

(3)	Conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and

(4)	To transact such other business as may properly come before the meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on January 18, 2013 as the record date for determining the members entitled to notice of and to vote at the 2013 Annual Meeting and any adjournment thereof.  Holders of our Series A, B and C Units are entitled to vote at the 2013 Annual Meeting on the basis of one vote for each unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated for election at the 2013 Annual Meeting.  Directions to the 2013 Annual Meeting location may be found at www.sireethanol.com.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2013 Annual Meeting.  Even if you plan to attend in person, please date, sign and return the proxy card located on our website at www.sireethanol.com or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted.  If you do attend the meeting in March, you retain the right to vote even though you mailed the enclosed proxy card.  The proxy card must be signed by each registered member exactly as set forth on the proxy card.

By Order of the Board of Directors

/s/ Theodore V. Bauer
Secretary

Council Bluffs, Iowa
February 1, 2013

10868 189th Street, Council Bluffs, IA 51503

PROXY STATEMENT

FOR ANNUAL MEETING OF MEMBERS
TO BE HELD MARCH 15, 2013

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company,” “SIRE,” “we,” or “us”), of proxies to be voted at the Annual Meeting of Members to be held on March 15, 2013, or any adjournment thereof (the “2013 Annual Meeting”).  A copy of our annual report to members, including our annual report on Form 10-K for the fiscal year ended September 30, 2012 (“Fiscal 2012”), which includes our financial statements for Fiscal 2012 (the “Annual Report”), accompanies this Proxy Statement.  Beginning on or about February 1, 2013, we made this Proxy Statement available to our members.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MEMBERS’ MEETING TO BE HELD ON MARCH 15, 2013

Our Proxy Statement and Annual Report are also available online at
www.sireethanol.com

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our members. Consequently, most members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your Proxy Card, were enclosed. We believe that this process expedites members’ receipt of proxy materials, lowers the costs of our 2013 Annual Meeting and helps to conserve natural resources.

This Proxy Statement, the Notice of the 2013 Annual Meeting, proxy card, and our Annual Report may be requested by calling (877) 776-5999, emailing proxy@sireethanol.com, or accessing www.sireethanol.com and clicking on the “Investor Relations” tab.

PURPOSES OF THE MEETING

The purposes of the 2013 Annual Meeting are to:

(1)  Elect one Series A Director to serve until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)      Conduct an advisory vote on executive compensation;

(3)      Conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and

(4)      To transact such other business as may properly come before the meeting and any adjournment thereof.

Our Board unanimously recommends that the Series A Members vote FOR the election of the Series A Director nominee named under the section entitled “Proposal 1 – Election of Series A Director, Series A Director Nominee” and that all members vote FOR the proposal regarding an advisory vote on executive compensation (Proposal 2) and with respect to Proposal 3, the frequency of future advisory votes on executive compensation, our Board unanimously recommends an advisory vote every THREE YEARS.

VOTING, VOTING SECURITIES AND PRINCIPAL UNIT HOLDERS

General

The record date for holders of units entitled to notice of, and to vote at, the 2013 Annual Meeting is the close of business on January 18, 2013 (the “Record Date”).  As of the Record Date, we had outstanding and entitled to vote at the 2013 Annual Meeting 8,805 Series A Units, 3,334 Series B Units, and 1,000 Series C Units.

Proxy Voting

In deciding all questions, members are entitled to one vote, in person or by proxy, for each unit, regardless of class, held in the member’s name at the close of business on the Record Date (though only Series A Members may vote for the election of the Series A Director).  Your units will be voted in accordance with the instructions you indicate when you submit your proxy card.  If you submit a proxy card, but do not indicate your voting instructions, your units will be voted as follows:

●	FOR the election of the Series A Director nominee listed in this Proxy Statement (for Series A Members);
●	FOR the approval, on an advisory basis, of our executive compensation; and
●	EVERY THREE YEARS with respect to the proposal regarding an advisory vote on the frequency of future advisory votes on executive compensation.

As to any other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof, proxies will be voted (for all members) at the discretion of the proxy holders in a manner that they consider being in the best interests of the Company.

Voting by Mail

By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2013 Annual Meeting in the manner you indicate.  We encourage you to sign and return the proxy card even if you plan to attend the 2013 Annual Meeting.  In this way your units will be voted even if you are unable to attend the meeting.  If you attend the 2013 Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Voting in Person at the Meeting

If you plan to attend the 2013 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your units are registered directly in your name, you are considered the unit holder of record, and you have the right to vote in person at the 2013 Annual Meeting.  If your units are held in the name of your broker or other nominee, you are considered the beneficial owner of units held in your name.  In that case, if you wish to vote at the 2013 Annual Meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these units. If you attend the 2013 Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Revocability of Proxies

A member who has submitted a proxy card may revoke the proxy prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by providing a duly executed proxy card bearing a later date. Attendance in person at the 2013 Annual Meeting does not itself revoke a proxy; however, any member who attends the 2013 Annual

Meeting may revoke a previously submitted proxy by voting in person.  If you are a beneficial owner of our units, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Quorum and Abstentions

The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the units outstanding and entitled to vote at the 2013 Annual Meeting is necessary to constitute a quorum.  Because the proxy card states how the units will be voted in the absence of instructions by the member, executed proxy cards bearing no instructions by the member will be counted as present for quorum purposes and for the purpose of voting on each proposal presented at the 2013 Annual Meeting.

Abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of units present in person or by proxy at the Annual Meeting with respect to each proposal. Pursuant to Section 6.15 of our Third Amended and Restated Operating Agreement dated July 17, 2009 (the “Operating Agreement”), the affirmative vote of the members voting interests represented at a meeting and entitled to vote on the matter constitutes the act of the members unless a greater or lesser proportion or amount is required under our Operating Agreement.  As a result, proxies or ballots which are marked to “abstain” or “withhold authority” will be counted for purposes of voting for the each proposal and will count as a vote against each proposal.

Unit Ownership of Management and Certain Beneficial Owners

The following table provides certain information as of December 31, 2012, with respect to the unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of any series of units, (ii) each director of the Company, (iii) each Named Executive Officer of the Company (as defined in the “Summary Compensation Table” below) and (iv) all officers and directors of the Company, ten in number, as a group, including Ms. Kroymann, our former Controller and principal financial officer.  The percentages in the table below is based on 8,805 Series A Units, 3,334 Series B Units, and 1,000 Series C Units issued and outstanding as of December 31, 2012. Unless otherwise provided, the address of those in the following table is 10868 189th Street, Council Bluffs, Iowa 51503.  Except as noted below, the persons listed below possess sole voting and investment power over their respective units.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Executive Officers:
Series A	Theodore V. Bauer	36 Units 1	0.41%
Series A	Hubert M. Houser	54 Units 2	0.61%
Series A	Karol D. King	29 Units 3	0.33%
Series A	Michael K. Guttau	12 Units 4	0.14%
--	Brian T. Cahill	-0-	--
	C. Bailey Ragan	-0-	--
	Brett L. Frevert	-0-	--
--	Tom J. Schmitt	-0-	--
--	Gregory P. Krissek	-0-	--
--	Karen L. Kroymann5	-0-	--

Series A	All Officers and Directors as a Group	131 Units	1.49%
Other Members6:
Series B	Bunge North America, Inc.	3334 Units	100%
Series C	ICM, Inc.	1000 Units	100%
Series A	ICM Inc.	18 Units	0.20%
____________________________________
1  These Series A Units are owned jointly by Mr. Bauer and his spouse.
2  These Series A Units are owned jointly by Mr. Houser and his spouse.
3  These Series A Units are owned jointly by Mr. King and his spouse.
4  These Series A Units are owned jointly by Mr. Guttau and his spouse.
5  Ms. Kroymann’s employment with the Company terminated effective June 18,  2012.
6  The table above does not reflect any Units which may be issued to Bunge and ICM, respectively, under the terms of the convertible debt owed to them.

PROPOSAL 1
ELECTION OF SERIES A DIRECTOR

One Series A Director is to be elected at the 2013 Annual Meeting.  The Series A Director nominee elected at the 2013 Annual Meeting will serve until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified.

The proxies named in the proxy card intend to vote FOR the election of the nominee named below for Series A Director of the Company to serve until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified, unless otherwise properly indicated on such proxy card.  If the nominee shall become unavailable for any reason, the proxies named in the proxy card are expected to consult with our Board in voting the units represented by them at the 2013 Annual Meeting.  Our Board has no reason to doubt the availability of the nominee and no reason to believe the nominee will be unable or unwilling to serve the entire term for which election is sought.

The name of the Series A Director nominee, along with certain information concerning such nominee is set forth below under the section entitled “Series A Director Nominee.”

Series A Director Nominee

The Series A Director nominee to be elected at the 2013 Annual Meeting to serve a four-year term is Mr. Karol D. King, age 66.  Mr. King is a Series A Director, has been a director and Chairman of our Board since 2006 and is a member of our Board’s Audit Committee, Corporate Governance/Compensation Committee and Nominating Committee.

Mr. King has over 46 years of experience in the agricultural industry.  He has been the owner and operator of a corn, popcorn and soybean farming operation since 1967.  Mr. King has served as the President of King Agri Sales, Inc., a marketer of chemicals, fertilizer and equipment, since 1995 and the President of Kelly Lane Trucking, LLC since 2007.  Mr. King attended Iowa State University and has served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board.

Mr. King meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  Mr. King does not serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).   Mr. King’s address is 10868 189th Street, Council Bluffs, Iowa 51503.

Additional information regarding our Board and our Series A, Series B and Series C Directors is set forth below under the sections entitled “Board of Directors and Corporate Governance.”

Vote Required

Members may not vote for more than the one Series A Director nominee below.  To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2013 Annual Meeting.  Because a majority of units entitled to vote on the matter is required to approve Proposal 2, proxies or ballots marked to “withhold authority” will be treated as a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SERIES A MEMBERS VOTE “FOR” THE ELECTION OF MR. KAROL D. KING AS SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

PROPOSAL 2
CONDUCT AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our members with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”).

As described more fully in the “Executive Compensation” section of this Proxy Statement, our compensation policies are designed to align our executives' compensation with both our business objectives and the interests of our members. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success. A significant portion of the compensation we provide to our executives is directly related to our financial performance and member value.

We urge our members to read the “Executive Compensation” section of this Proxy Statement for a more thorough discussion of our compensation philosophy, including the design and objectives of our elements of compensation. We also recommend that our members review the application of our compensation philosophy and the elements of compensation provided to each Named Executive Officer as reflected in the discussion and tables included in the “Executive Compensation” section of this Proxy Statement.

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and its operations and that our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our members. Accordingly, we are asking our members to approve the overall application of our compensation policies to our Named Executive Officers through this advisory vote. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement.

For the reasons stated above, our Board recommends that members vote “FOR” the following advisory resolution at our 2013 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for our 2013 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Advisory Vote

Members are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. The Corporate Governance/Compensation Committee and our Board expect to take into account the outcome of the member advisory vote when considering future executive compensation decisions.

Vote Required

The affirmative vote of a majority of the units represented at the 2013 Annual Meeting and entitled to vote on the matter is required for the approval of the proposal. Because a majority of units entitled to vote on the matter is required to approve Proposal 2, abstentions will be treated as a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
 CONDUCT AN ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our members to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 above should occur every year, every two years or every three years.

After careful consideration, our Board has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time, and recommends that members vote for future advisory votes on executive compensation to occur three years.  Our Board believes that a triennial approach provides regular input by members, while allowing time to evaluate the effects of the Company’s pay-for-performance compensation programs over a longer period.

Advisory Vote

Members are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us. The Corporate Governance/Compensation Committee and our Board will carefully consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation. However, because this is an advisory vote, the Compensation Committee and our Board may in the future decide to conduct advisory votes on a more or less frequent basis than the alternative selected by our members based on factors such as discussions with members and the adoption of material changes to our compensation programs.

Vote Required

The affirmative vote of a majority of the units represented at the 2013 Annual Meeting and entitled to vote on the matter is required for the approval of the proposal. Because a majority of units entitled to vote on the matter is required to approve Proposal 3, abstentions will be treated as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE FOR THE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

We are managed by a Chief Executive Officer who is separate from the Chairman of the Board.  Brian T. Cahill is our General Manager/Chief Executive Officer, while Karol D. King is our Chairman of the Board.  We have determined that the current separation of the two roles allow our Chief Executive Officer to manage our day to day operations while allowing our Chairman to focus on leading our Board in its duty to act in our best interests and that of the members.  We believe this leadership structure allows our Board to best focus on its oversight role and provide us a perspective that is independent from that of our management.  While we do not have a policy mandating the leadership structure aside from our Operating Agreement, our Board reserves the right to determine the appropriate leadership structure from time to time.

Our Board is actively involved in overseeing all material risks that the Company faces. Our Board administers its oversight functions by reviewing our operations, by overseeing the executive officers’ management and through its Risk Management Committee.

Director Qualifications

The table below discusses the experiences, qualifications and skills of each of our directors which led to the conclusion that they should serve as directors of the Company.  Our Series A Directors are nominated by our Board, following consideration by our Board’s Nominating Committee, and then elected by our Series A Members.  The two Series B Directors and the Series C Director are appointed by Bunge North America, Inc. (“Bunge”) and ICM, Inc. (“ICM”) respectively, under the terms of our Operating Agreement.

Director	Experiences, Qualifications and Skills

Series A Directors	Elected by Series A Unit Holders
Theodore V. Bauer
Mr. Bauer’s background as a farmer and agribusinessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau
Mr. Guttau was recruited to serve as an independent Series A Board member and as the Audit Committee Financial expert given his background and experience as a banking executive and board member of a number of banking and civic organizations.  Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Hubert M. Houser
Senator Houser brings to our Board more than 30 years of experience as a member of the Iowa legislature and the county board in which the Company is located.  During his career, Senator Houser has developed a reputation as a leader in rural economic development.  He provides significant assistance to our Board in the Company’s interaction with all levels of local and state government and also provides a long-term view of the further development of SIRE’s site and business

Karol D. King
Mr. King, our Board’s Chairman and an independent director elected by Series A members, has a long career as a farmer and owner of a number of ag-related business.  In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and National Corn Growers Associations.  In these capacities he has participated in the development of the ethanol industry

Series B Directors	Appointed by Bunge
C. Bailey Ragan1
Mr. Ragan has more than 30 years of agribusiness experience with Bunge North America as well as his past service as a Series B director from 2006 until July 2009.  At Bunge, Mr. Ragan has managed soy bean crush facilities as well as grain operations for one of the largest agribusiness companies in the United States.  Mr. Ragan’s responsibilities include commodity risk management which is a critical function of SIRE’s Board and to which Mr. Ragan brings his substantial experience.

Tom J. Schmitt
With more than 35 years of agribusiness experience with Bunge, and in his capacity as Manager of Western Region, Bunge North America Oilseed Processing, Mr. Schmitt brings extensive experience to our Board in oversight of agribusiness facilities.  Mr. Schmitt’s current responsibilities include management of the Bunge soy bean crush facility in Council Bluff’s, located near SIRE’s plant.  This Bunge facility has an annual crush capacity of approximately 77 million bushels and is the largest soy bean crush facility in the United States

Series C Directors	Appointed by ICM
Gregory P. Krissek
In his capacity as Director of Government Affairs for ICM, Mr. Krissek is intensely involved in public biofuels issues at the local, state and national level.  In addition to bringing this insight to our Board, in addition to service on the Company’s Board, Mr. Krissek serves on the boards of six private ethanol companies and brings a broad view of ethanol plant operations to the Company.

_________________________
1 Bunge appointed  Mr. Ragan as one of our Series B Directors effective November 20, 2012 upon the resignation of Eric L. Hakmiller which was also effective November 20, 2012.

Directors

The chart below lists the directors whose terms continue after the 2013 Annual Meeting and also includes the Series A Director nominee, Mr. King.  The directors listed below under “Independent Directors” meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) (“Independent Directors”).  “Interested Directors” are those listed below who do not meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  The address for all directors is 10868 189th Street, Council Bluffs, Iowa 51503.  None of the directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our directors served as directors of an investment company registered under the Investment Company Act.  Under our Operating Agreement, the Series A Directors’ terms are staggered such that one director is up for election every year.

Independent Directors

Name and Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Karol D. King, 66	Series A Director and Chairman	Term expires 2013, Director since November, 2006
Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967; President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995; President, Kelly Lane Trucking, LLC, since 2007.  Mr. King attended Iowa State University and has served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board.

Theodore V. Bauer, 60	Series A Director, Secretary and Treasurer	Term expires 2016, Director since March 2005; Officer since November 2006
Director, Secretary and Treasurer (since 2005) of the Company; President of Lake Anita Farms, LLC, which owns farmland in Cass County, Iowa, since 2012; Owner and operator of a farming operation near Audubon, Iowa since 1977; Co-Founder, and from 2005 to 2007, Director, Templeton Rye Spirits LLC; Director, Iowa Quality Producers Alliance, since 2003; Vice President, West Central Iowa Rural Water, from 2002 to 2007.  Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program.

Hubert M. Houser, 70	Series A Director	Term expires 2014, Director since 2005
Lifetime owner of farm and cow-calf operation located near Carson, Iowa.  Mr. Houser has served in the Iowa Legislature since 1993, first in the House of Representatives and currently in the Senate.  Mr. Houser also served on the Pottawattamie County Board of Supervisors from 1979 to 1992, director of the Riverbend Industrial Park, and was a founder of the Iowa Western Development Association and Golden Hills RC&D.

Michael K. Guttau, 66	Series A Director	Term expires 2015, Director since 2007
Council of Federal Home Loan Banks, Washington, D.C.: Chairman from 2008 to 2009; Federal Home Loan Bank of Des Moines: Chairman 2008-2012, Vice Chairman from 2004 to 2007, Chairman of Audit Committee from 2004 to 2006  and Chairman of Risk Management Committee 2007; since 1972, various positions with Treynor State Bank, currently CEO and Chairman of the Board; Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999; Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa Seed Capital Liquidation Corp.; President, Southwest Iowa Bank Administration Institute; Past Chairman, ABA Community Bankers from 1991 to 1992.  Mr. Guttau received his B.S., Farm Operation, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978.  Mr. Guttau is the 2010 recipient of the James Leach Bank Leadership Award.

Interested Directors

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years

Tom J. Schmitt, 62‡	Series B Director	Since July 17, 2009
Manager, Western Region, Bunge North America Oilseed Processing.  Mr. Schmitt has worked with Bunge over thirty-two years.  Mr. Schmitt received a Bachelor’s degree in business administration from St. Ambrose University.

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years

C. Bailey Ragan, 58‡	Series B Director and Vice Chairman	Since November 20, 2012
Vice-President, Grains, Biofuels and Fertilizer, Bunge North America since 2011.  Mr. Ragan has worked with Bunge for thirty years.  Mr. Ragan joined Bunge in 1981 as procurement manager at the soybean processing facility in Decatur, Ala. when Bunge purchased the facility. He served as a commercial manager of the facility starting in 1983.  In 1998 he assumed responsibility for Bunge’s soybean crushing facilities in the South Central region. From 2002 through 2011, Mr. Ragan served in various positions, including vice president and general manager, of Bunge’s grain operations.

Gregory P. Krissek, 50‡	Series C Director	Since November 1, 2006
Director of Government Affairs, ICM, Inc., since 2006; Director of Marketing and Governmental Affairs, United Bio Energy, from 2003 to 2006; Chairman, National Ethanol Vehicle Coalition, 2007; Secretary-Treasurer of the Board, Ethanol Promotion and Information Council since 2004, President since June 2008; director, Kansas Association of Ethanol Processors since 2004; Kansas Energy Council, since 2004 prior Director of Operations, Kansas Corn Commission; Assistant Secretary, Kansas Department of Agriculture, 1997 to 2000.

______________________________________

† The Interested Directors’ terms do not have a specified number of years, as these directors are nominated by the Series B Member and the Series C Member, as discussed below under the section entitled “Certain Relationships and Related Transactions.”
‡ The information provided below under the section entitled “Certain Relationships and Related Transactions,” respecting the election of Messrs. Krissek, Schmitt, and Ragan as directors, is incorporated into this section by reference.

Code of Ethics

The Company adopted a Code of Ethics that applies to its directors, executive officers and employees (including our principal executive officer, principal financial officer, controller and senior financial officers) effective January 16, 2009.  Our Board amended the Code of Ethics on October 19, 2012.   The Code of Ethics is available in the investor relations section of our website at www.sireethanol.com. We will disclose amendments to, or waivers of, certain provisions of our Code of Ethics relating to our principal executive officer, principal financial officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

Board Committees

Our Board has standing Audit, Corporate Governance/Compensation, Nominating, and Risk Management Committees.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”).  The following directors currently serve as members, and served as members during Fiscal 2012, of the Audit Committee:  Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King.  All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  Our Board has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.  Among other things, the Audit Committee has the authority to appoint and supervise our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and system of internal accounting controls.  A copy of the Audit Committee Charter is available on our website at www.sireethanol.com at “Investor Relations”.

Nominating Committee

The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on our website, www.sireethanol.com at “Investor Relations”.  The Nominating Committee Charter provides that the Nominating Committee will identify individuals qualified to become Board members for election by our Series A Members, to recommend to our Board persons to fill Board vacancies or to stand for election by members and to recommend to our Board nominees for each Board committee, including a financial expert to serve on the Audit Committee.  The following directors currently serve as members, and served as members during Fiscal 2012, of the Nominating Committee: Hubert M. Houser (Chair), Theodore V. Bauer, Michael K. Guttau and Karol D. King, all of whom meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).

The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to our Board as a whole.  Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces.  The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all directors or prospective nominees.

With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assesses their continued ability and willingness to serve as a director.  The Nominating Committee also assesses such persons’ contributions in light of the mix of skills and experience the Nominating Committee deems appropriate for our Board.  With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members.  Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.  The Nominating Committee then reviews selected candidates and makes a recommendation to our Board.  The Nominating Committee may seek input from other Board members or senior management in identifying candidates.

The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by members the same way it evaluates other individuals for nomination as a new director, provided that member nominations for directors must be made in accordance with our Operating Agreement (see the section below entitled “Member Proposals for the 2014 Annual Meeting”).

Corporate Governance/Compensation Committee

The Corporate Governance/Compensation Committee operates under a written charter the (“Governance/ Compensation Committee Charter”) which is available on our website www.sireethanol.com at “Investor Relations”.  The Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve our compensation programs for our directors, officers and managers.  The Corporate Governance/Compensation Committee Charter does not exclude from the Corporate Governance/Compensation Committee’s membership directors who also serve as officers or Interested Directors.  The following directors currently serve as members, and served as members during Fiscal 2012, of the Corporate Governance/Compensation Committee: Thomas J. Schmitt (Chair), Theodore V. Bauer and Karol D. King.  As discussed above, Mr. Schmitt is considered an Interested Director.   Mr. Bauer also serves as Secretary of the Board and as Secretary and Treasurer of the Company.  Mr. Bauer is not separately compensated for his role as Secretary and Treasurer of the Company, other than the compensation received for his roles on our Board.

Risk Management Committee

The Risk Management Committee operates under a written charter (the “Risk Management Committee Charter”) and makes recommendations to our Board relating to methods of effectively managing the Company’s physical assets, contractual commitments, seeking market opportunities and adding value to the Company’s operating facility.  The Risk Management Committee also assists our Board in identifying and quantifying methods of mitigating or eliminating risk, including those relating to commodity prices.  During Fiscal 2012, Messrs. Hakmiller (Chair), Guttau, Houser and Krissek served as members of the Risk Management Committee.  The current members of the Risk Management Committee are Messrs. Ragan (Chair), Guttau, Houser and Krissek. The Risk Management Committee Charter provides that our Board may appoint members of management and consultants to serve on the Risk Management Committee as non-voting members.  Currently, Brian T. Cahill, our General Manager and Chief Executive Officer, services on the Risk Management Committee as a non-voting member.

Board and Committee Meetings

During Fiscal 2012, our Board held twelve meetings.  In addition, the Audit Committee held five meetings, the Corporate Governance/Compensation Committee held four meetings, the Risk Management Committee held twelve meetings and the Nominating Committee held one meeting.  Each incumbent director attended 75% or more of the meetings of the Board and Board committees on which he served during Fiscal 2012.

COMPENSATION OF DIRECTORS

We do not provide our directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation.  Similarly, we do not provide our directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Following a recommendation by the Corporate Governance/Compensation Committee and subsequent approval by our Board on March 18, 2011, we pay our directors the following amounts (collectively, the “Compensation Policy”): (i) each director receives an annual retainer of $12,000, (ii) each director receives $1,000 per scheduled Board meeting attended (whether in person or telephonic), and (iii) each director will receive $3,000 per Board meeting attended if the regular scheduled board meetings change to meetings on a quarterly basis  (whether in person or telephonic); provided that the foregoing amounts under items (i) – (iii) shall not exceed $24,000 per director in any calendar year.  Additionally, the following amounts are paid to directors for specified services: (i) the Chairman of the Board is paid $7,500 per year, (ii) the Chairman of the Audit Committee and Audit Committee Financial Expert is paid $5,000 per year, (iii) the Chairmen of all other Committees are paid $2,500 per year, and (iv) the Secretary of the Board is paid $2,500 per year.

Independent Directors

The following table lists the compensation we paid in Fiscal 2012 to our Independent Directors.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total

Theodore V. Bauer	$26,500	$0	$0	$26,500
Hubert M. Houser	$26,500	$0	$0	$26,500
Karol D. King	$31,500	$0	$0	$31,500
Michael K. Guttau	$27,000	$0	$0	$27,000

Interested Directors

The following table lists the compensation we paid in Fiscal 2012 to our Interested Directors. The fees payable to the Interested Directors are paid directly to their corporate employers at such directors’ request, and the Interested Directors do not receive any compensation from us for their service as directors.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity Incentives	Total

Eric L. Hakmiller1	$25,500	$0	$0	$25,500
C. Bailey Ragan2	$0	$0	$0	$0
Tom J. Schmitt	$24,500	$0	$0	$24,500
Gregory P. Krissek	$22,000	$0	$0	$22,000
___________________________________
1   Mr. Hakmiller resigned as a director effective November 20, 2012.
2   Our Series B Member appointed Mr. Ragan to replace Mr. Hakmiller as one of the Series B Directors effective November 20, 2012 and therefore, no fees were paid to Mr. Ragan during Fiscal 2012.

EXECUTIVE COMPENSATION

Executive Officers and Key Employee

The table below lists all of our executive officers and one key employee, the plant manager.  The address for all of the individuals identified below is 10868 189th Street, Council Bluffs, Iowa 51503.   There are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer.  None of the individuals listed below currently serves on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our officers served as directors of an investment company registered under the Investment Company Act.

Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Brian T. Cahill, 59	General Manager and Chief Executive Officer	Since September, 2009
Executive Vice President, Distillery Innovations Segment, MGP Ingredients, Inc. (“MGP”) (a public company, which provides services in the development, production and marketing of naturally-derived specialty ingredients and alcohol products) from 2007 to 2008; CFO/Vice President of Finance and Administration, MGP, from 2002 to 2007; General Manager, MGP, from 1992 to 2002.  Mr. Cahill received a Bachelor of Science in Accounting from Bradley University and is a Certified Public Accountant.

Brett L. Frevert, 50	Chief Financial Officer	Since June, 2012
Managing Director of CFO Systems, LLC (“CFO Systems”), which he founded, since 2004. During that time he has served as CFO of several Midwestern companies, including SEC registrants and private companies, including ethanol and other renewable fuels companies. Prior to founding CFO Systems, Mr. Frevert was Chief Financial Officer of a regional real estate firm and also served as Interim Chief Financial Officer of First Data Europe. Mr. Frevert began his career with Deloitte & Touche, serving primarily SEC-registered clients in the food and insurance industries.

Dan Wych, 36	Plant Manager	Since April, 2008
Operations/Fermentation Coordinator, U.S. Bio Energy/VerSun Energy (a public company which produces ethanol and co-products from corn) from 2006 to 2008; Plant Manager, United Bio Energy (a company that provides services for ethanol plants) in 2006; Production Manager, Little Sioux Corn Processors (a company which produces ethanol and co-products from corn) from 2005 to 2006; Operations/Lab/Safety Manager, Quad County Corn Processors (a company which produces ethanol and co-products from corn) from 2000 to 2005.  Mr. Wych attended Iowa Lakes Community College and completed over 60+ credit hours within their Associated Arts Program.

Former Executive Officer

Karen L. Kroyman served as our Controller and principal financial officer from June 2009 through June 2012.  On June 18, 2012, we entered into a Separation Agreement and Release of All Claims with Ms. Kroymann (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Kroymann received severance compensation from the Company for a period of twelve weeks and she is subject to certain confidentiality obligations.

Compensation of Executive Officers

Pursuant to the Governance/Compensation Charter, the Corporate Governance/Compensation Committee approves the compensation terms for our executive officers and all adjustments to the compensation terms. During the fiscal year ended September 30, 2010 (“Fiscal 2010”), the Corporate Governance/Compensation Committee engaged an independent compensation consultant (the “Consultant”) to evaluate the compensation of its executive officers in relation to other executive officers in comparable positions in the industry.

Additionally, during Fiscal 2010, the Corporate Governance/Compensation Committee met with the Consultant to develop a company-wide compensation philosophy based on comparable market data and the establishment of a management evaluation process.  Our compensation philosophy provides that the compensation of our senior executives is designed to achieve the following objectives: (i) align the interests of the executive officers and our Unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan.  The following are the main elements of compensation for our executive officers.

●	Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.

●
Annual Cash Incentive: We expect that a significant portion of the annual cash compensation paid to the executive officers will be directly related to the achievement of individual performance goals and contributions.  Awards were available for 2012 and were paid to employees in November 2012.

●
Long-Term Incentive Compensation:  Our Board of Directors adopted an Equity Incentive Plan (the “Plan”) to allow any officer or employee of the Company to share in our value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Right”).  Each award will be granted pursuant to an individual award agreement, which will set forth the number of units or rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan).  The Corporate Governance/Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Plan and all awards are recommended by the Corporate Governance/Compensation Committee and then approved by our Board.

●
Retirement and Welfare Benefits:  We sponsor both a standard 401(k) and Roth 401(k) plan. To be eligible to participate, a new hire is eligible to participate the first of the month after their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding.  Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions.  Each participant picks his or her own investment strategy—either the planned grouping of investments or individually selected investments.  We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance and disability coverage.

Agreements with Our Executive Officers

CEO Employment Agreement

On August 27, 2009, we entered into a letter agreement with Brian T. Cahill which summarizes the basic terms of his employment (the “CEO Employment Agreement”). Pursuant to the terms of the CEO Employment Agreement, Mr. Cahill’s initial annual base salary was $180,000 with future salary increases based on both Mr. Cahill’s individual performance and the Company’s performance and determined in accordance with our Board compensation policy.  Mr. Cahill’s current annual base salary is $196,000. The CEO Employment Agreement also provides that Mr. Cahill is eligible to participate in our short-term and long-term incentive programs and provides Mr. Cahill with the use of a company car.

Subject to the terms of the Plan and the individual award agreement, the Corporate Governance/Compensation Committee recommended and our Board approved the award of 9.44 Equity Participation Units to Mr. Cahill on November 21, 2011. Mr. Cahill’s 2012 Equity Participation Unit award will vest in full on November 21, 2014.

CFO Systems Letter Agreement

Effective June 22, 2012, we entered into a letter agreement with CFO Systems and Brett L. Frevert. Under the letter agreement CFO Systems will provide financial and consulting services to us at rates of $75 to $150 per hour depending on the level of expertise involved. The services will include providing Chief Financial Officer duties and other financial and accounting expertise on a time share basis. In connection with the letter agreement, Mr. Frevert agreed to serve as our Chief Financial Officer. We were charged $104,275 for the services provided by CFO Systems during Fiscal 2012, which included $28,425 for Mr. Frevert's services and $75,850 for Controller and other professionals' services.

Separation Agreement

We entered into the Separation Agreement with Karen L. Kroymann, our former Controller and principal financial officer, in connection with the termination of her employment with the Company in June 2012. See the section entitled “Former Executive Officer” above for additional information on the terms of this Separation Agreement.

Summary Compensation Table

The following table provides all compensation paid to or earned by our Named Executive Officers in Fiscal 2012 and 2011.  In addition, the table below sets forth the compensation for Karen L. Kroymann, a former executive officer, who served as our Controller and principal financial officer until June 18, 2012.  The executive officers included in this “Summary Compensation Table” are collectively referred to as our “Named Executive Officers”.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards1 ($)	All Other Income	Total ($)

Brian T. Cahill, President and CEO	2012	$194,269	$40,000	$35,000	$15,5272	$284,796

	2011	$187,897	$45,000	$20,001		$270,133

Brett L. Frevert, Chief Financial Officer3	2012				$28,425	$28,425

Karen L. Kroymann, Principal Financial Officer and Controller4	2012	$101,8955	$8,240	$0	$0	$110,135

	2011	$101,694	$6,147	$0	$0	$107,841
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1
Mr. Cahill was awarded 5.11 Equity Participation Units on December 17, 2010 (Fiscal 2011) valued at $3,914 per unit, the book value of our units, or $20,001 in the aggregate, as of the grant date and 9.44 Equity Participation Units on November 21, 2011 (Fiscal 2012) valued at $3,708.33 per unit, the book value of our units, or $35,000 in the aggregate, as of the grant date.  No portion of the Equity Participation Units vest until the third anniversary of the grant date, subject to certain events which may result in accelerated vesting.  Mr. Cahill receives no benefit from the Equity Participation Units until they vest and the amount shown does not correspond to the actual value that will be recognized by Mr. Cahill.  As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2012, the Equity Participation Units are valued at book value.  The grant date fair value included in the Stock Awards column for the Equity Participation Units is based upon the probable outcome of the performance conditions as required by FASB ASC Topic 718 and assuming Mr. Cahill remains at the Company for the required three years.

2
The amount reflected includes income attributed to Mr. Cahill’s personal use of the Company-provided car in the amount of $9,971 and $11,636 for Fiscal 2012 and Fiscal 2011, respectively, and additional payments of $5,556 and $5,599, respectively, in respect of taxes incurred by Mr. Cahill for such personal use of the Company car.

3	Mr. Frevert did not begin serving as our Chief Financial Officer until June 2012; therefore, compensation information for Fiscal 2012 reflects less than full-year amounts.
4	Mr. Kroymann’s employment with the Company terminated effective June 18, 2012.
5
The annual salary reflected above includes twelve weeks of severance compensation totaling $23,996 paid to Ms. Kroymann by way of regular payroll checks on regular Company paydays pursuant to the terms of the Separation Agreement.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table provides information concerning outstanding equity awards held by our Named Executive Officers as of September 30, 2012.

Name and Principal Position	Date Granted	Vesting Date	Number of Unvested Units	Market Value of Unvested Units

Brian T. Cahill, President and CEO	December 17, 2010	December 17, 2013	5.11	$18,950

	November 24, 2011	November 24, 2014	9.44	$35,000

As disclosed above, Mr. Cahill was awarded 5.11 Equity Participation Units under the Plan of which 5.11 units will vest on December 17, 2013 and 9.44 units will vest on November 24, 2014.  Mr. Cahill receives no benefit from any of the Equity Participation Units until such time they are vested in 2013 and 2014.  The Equity Participation Units awarded to Mr. Cahill were valued at $3,708 per unit as of September 30, 2012 for an aggregate award of $53,950.

INDEPENDENT PUBLIC ACCOUNTANTS

Our Board voted in favor of the appointment of McGladrey, LLP (“McGladrey”) to serve as our independent public accounting firm (“independent auditor”) for the fiscal year ending September 30, 2013.  A representative of McGladrey is expected to be present at the 2013 Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

Independent Public Accountant Fees and Services

The following table presents fees paid for professional services rendered by, McGladrey, our independent auditor, during Fiscal 2012 and the fiscal year ended September 30, 2011 (“Fiscal 2011”):

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees

Audit Fees	$155,638	$131,250

Audit-Related Fees	$0	$0

Tax Fees	$31,435	$33,787

All Other Fees	$15,000	$0

Total Fees	$202,073	$165,037

Audit Fees are for professional services rendered by McGladrey for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports and services that are normally provided by McGladrey in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.

Audit-Related Fees are for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include accounting, consultations in connection with acquisitions, consultations concerning financial accounting and reporting standards.  We did not pay any fees for such services in Fiscal 2012 or 2011.

Tax Fees are for professional services rendered by McGladrey LLP (“McGladrey”), for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.

All Other Fees are for services other than the services reported above.  We did not pay any fees for such other services in Fiscal 2011.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE

Members should be aware that under Securities and Exchange Commission rules, the following report issued by the Audit Committee relating to certain of its activities during 2012 is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.

The Audit Committee has reviewed and discussed the audited financial statements for Fiscal 2012 with management and discussed other matters related to the audit with the independent auditor.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee met with the independent auditor, with and without management present, and discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The independent auditor also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for Fiscal 2012.

AUDIT COMMITTEE: Michael K. Guttau, Chair Theodore V. Bauer Karol D. King

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bunge

On November 1, 2006, in consideration of its agreement to invest $20,004,000 in the Company, Bunge purchased the only issued and outstanding Series B Units under an arrangement whereby: (i) we would enter into various agreements with Bunge or its affiliates discussed below for management, marketing and other services, and (ii) Bunge has the right to elect a number of Series B Directors which are proportionate to the number of Series B Units owned by Bunge, as compared to all units.  Under our Operating Agreement we may not, without Bunge’s approval (i) issue additional Series B Units, (ii) create any additional series of units with rights which are superior to the Series B Units, (iii) modify our Operating Agreement to adversely impact the rights of Series B Unit holders, (iv) change its status from one which is managed by managers, or vice versa, (v) repurchase or redeem any Series B Units, (vi) take any action which would cause a bankruptcy, or (vii) approve a transfer of units allowing the transferee to hold more than 17% of the Company’s units or to a transferee which is a direct competitor of Bunge.  In addition, our Operating Agreement also grants Bunge as a Series B Member and as a Series U Member (if Bunge is issued any Series U Units pursuant to the Bunge Note described below) the right to purchase its pro-rata share of any securities we issue.

Bunge N.A. Holdings, Inc. (“Holdings”), an affiliate of Bunge, extended credit to the Company under a subordinated convertible term note, originally dated August 26, 2009 which was assigned by Holdings to Bunge effective September 28, 2012 (the “Bunge Note”). The Bunge Note is due on August 31, 2014 and repayment is subordinated to our Credit Agreement with AgStar Financial Services, PCA and a group of lenders (the “Credit Agreement”). The Bunge Note is convertible into Series U Units, at the option of Bunge, at the price of $3,000 per unit.  Interest accrues at the rate of 7.5% over six-month LIBOR.  Principal and interest may be paid only after payment in full under the Credit Agreement.  As of September 30, 2012 and 2011, there was $33,922,334 and $31,663,730 outstanding under the Bunge Note, respectively.  There was $473,162 and $425,464 of accrued interest (included in accrued expenses, related parties) due to Bunge as of September 30, 2012 and 2011, respectively.

We entered into a revolving note with Holdings dated August 26, 2009, providing for a maximum of $10,000,000 in revolving credit (the “Bunge Revolving Note”) which Holdings assigned to Bunge effective September 28, 2012. Bunge has a commitment, subject to certain conditions, to advance up to $3,750,000 at our request under the Bunge Revolving Note; amounts in excess of $3,750,000 may be advanced by Bunge in its discretion.  Interest accrues at the rate of 7.5% over six-month LIBOR.  While repayment of the Bunge Revolving Note is subordinated to the Credit Agreement, we may make payments on the Bunge Revolving Note so long as we are in compliance with our borrowing base covenant and there is not a payment default under the Credit Agreement. As of September 30, 2012 and 2011, the balance outstanding was $3,750,000 and $3,000,000, respectively, under the Bunge Revolving Note.

On August 26, 2009, in connection with the original issuance of the Bunge Note to the Company, we also executed a Bunge Agreement—Equity Matters (the “Bunge Equity Agreement”), which was subsequently amended on June 17, 2010 and then assigned by Holdings to Bunge effective September 28, 2012. The Bunge Equity Agreement provides that (i) Bunge has preemptive rights to purchase new securities in the Company, and (ii) we are required to redeem any Series U Units held by Bunge with 76% of the proceeds received by the Company from the issuance of equity or debt securities.

We entered into a Distillers Grain Purchase Agreement dated October 13, 2006, as amended (“DG Agreement”) with Bunge, under which Bunge is obligated to purchase from us and we are obligated to sell to Bunge all distillers grains produced at our facility.  If we find another purchaser for distillers grains offering a better price for the same grade, quality, quantity, and delivery period, we can ask Bunge to either market directly to the other purchaser or market to another purchaser on the same terms and pricing. The DG Agreement continues through February 2019 and then automatically renews for successive three-year terms unless one party provides the other party with notice of election to not renew 180 days or more prior to expiration.  Under the DG Agreement, Bunge pays us a purchase price equal to the sales price minus the marketing fee and transportation costs.  The sales price is the price received by Bunge in a contract consistent with the DG Marketing Policy or the spot price agreed to between Bunge and the Company.  Bunge receives a marketing fee consisting of a percentage of the net sales price, subject to a minimum yearly payment of $150,000.  Net sales price is the sales price less the transportation costs and rail lease charges.  The transportation costs are all freight charges, fuel surcharges, and other accessorial charges applicable to delivery of distillers grains.  Rail lease charges are the monthly lease payment for rail cars along with all administrative and tax filing fees for such leased rail cars.   We expensed $2,258,148 and $1,725,423 in fees during Fiscal 2012 and Fiscal 2011.

Bunge became the exclusive purchaser of our ethanol pursuant to an Ethanol Purchase Agreement dated December 15, 2008 (the “Prior Ethanol Agreement”).  Bunge markets our ethanol in national, regional and local markets.  Prior to the expiration of the Prior Ethanol Agreement, the Company and Bunge agreed to new terms effective on January 1, 2012 (the “Ethanol Agreement”). The Ethanol Agreement now expires on August 31, 2014, and then automatically renews for successive three-year terms unless one party provides the other notice of their election to terminate 180 days prior to the end of the term. Under the Ethanol Agreement, we sell to Bunge all of the ethanol produced at our facility, and Bunge purchases the same, up to the Facility’s nameplate capacity.  We pay Bunge a per-gallon fee for ethanol bought and sold by Bunge under the Ethanol Agreement subject to a minimum annual fee of $750,000 and adjustments according to specified indexes after three years. We incurred expenses of $1,717,529 and $1,820,836 during the twelve months ended September 30, 2012 and 2011, respectively, under the Ethanol Agreement.

We are a party to a Grain Feedstock Supply Agreement (the “Supply Agreement”) dated December 15, 2008 with Bunge.   Under the Supply Agreement, Bunge provides us with all of the corn we need to operate our ethanol plant, and we agreed to only purchase corn from Bunge.  Bunge provides grain originators who work at our facility for purposes of fulfilling its obligations under the Supply Agreement.  We pay Bunge a per-bushel fee for corn procured by Bunge for the Company under the Supply Agreement, subject to a minimum annual fee of $675,000 and adjustments according to specified indexes after three years.  The term of the Supply Agreement is ten years, subject to earlier termination upon specified events. The annual expenses were $1,310,366 and $1,203,342 for the fiscal years ended September 30, 2012 and 2011, respectively.

Under a Lease Agreement (the “Lease Agreement”) dated December 15, 2008, we leased from Bunge a grain elevator located in Council Bluffs, Iowa, for approximately $67,000 per month.  Expenses for the twelve months ended September 30, 2012 and 2011 were $0 and $467,063, respectively, under the Lease Agreement.

Under a Risk Management Services Agreement effective January 1, 2009, Bunge agreed to provide us with assistance in managing our commodity price risks for a quarterly fee of $75,000.  The agreement had an initial term of three years and automatically renews for successive three-year terms, unless one party provides the other notice of their election to terminate 180 days prior to the end of the then-current term.   Expenses under this agreement for the twelve months ended September 30, 2012 and 2011 were $300,000.

On June 26, 2009, we executed a Railcar Agreement with Bunge for the lease of 325 ethanol cars and 300 hopper cars which are used for the delivery and marketing of ethanol and distillers grains.  Under the Railcar Agreement, we lease railcars for terms lasting 120 months and continuing on a month to month basis thereafter.  The Railcar Agreement will terminate upon the expiration of all railcar leases.  Expenses under this agreement for the twelve months ended September 30, 2012 and September 30, 2011 were $5,414,296 and $4,855,718, respectively.

On November 12, 2010, we entered into a Corn Oil Agency Agreement with Bunge to market our corn oil (the “Corn Oil Agency Agreement”).  The Corn Oil Agency Agreement has an initial term of three years and will automatically renew for successive three-year terms unless one party provides the other notice of their election to terminate 180 days prior to the end of the term.  Expenses under this agreement for the twelve months ended September 30, 2012 and 2011 were $201,068 and $87,870, respectively.

ICM

On November 1, 2006, in consideration of its agreement to invest $6,000,000 in the Company, ICM became the sole Series C Member.  As part of ICM’s agreement to invest in Series C Units, our Operating Agreement provides that we will not, without ICM’s approval (i) issue additional Series C Units, (ii) create any additional series of units with rights senior to the Series C Units, (iii) modify our Operating Agreement to adversely impact the rights of Series C Unit holders, or (iv) repurchase or redeem any Series C Units.  Additionally, ICM, as the sole Series C Unit owner, is afforded the right to elect one Series C Director to our Board so long as ICM remains a Series C Member.  Gregory P. Krissek is the current Series C Director appointed by ICM.

On June 17, 2010, ICM entered into a subordinated convertible term note to the Company (the “ICM Term Note”) in the amount of $9,970,000, which is convertible at the option of ICM into Series C Units at a conversion price of $3,000 per unit.  As of September 30, 2012 and 2011, there was $11,691,666 and $10,902,885,respectively, outstanding under the ICM Term Note, respectively, and $163,068 and $146,501 of accrued interest due (included in accrued expense, related party) to ICM, respectively. Interest on the note accrues monthly and is added to the note principal on February 1 and August 1 each  year.

To induce ICM to agree to the ICM Term Note, we entered into an equity agreement with ICM (the “ICM Equity Agreement”) on June 17, 2010, whereby ICM (i) retains preemptive rights to purchase new securities in the Company, and (ii) receives 24% of the proceeds received by the Company from the issuance of equity or debt securities.

On July 13, 2010, we entered into a Joint Defense Agreement (the “Joint Defense Agreement”) with ICM, which contemplates that we may purchase from ICM one or more tricanter centrifuges (the “Centrifuges“).  Because such equipment has been the subject of certain legal actions regarding potential patent infringement, the Joint Defense Agreement provides that: (i) that the parties may, but are not obligated to, share information and materials that are relevant to the common prosecution and/or defense of any such patent litigation regarding the Centrifuges (the “Joint Defense Materials”), (ii) that any such shared Joint Defense Materials will be and remain confidential, privileged and protected (unless such Joint Defense Materials cease to be privileged, protected or confidential through no violation of the Joint Defense Agreement), (iii) upon receipt of a request or demand for disclosure of Joint Defense Material to a third party, the party receiving such request or demand will consult with the party that provided the Joint Defense Materials and if the party that supplied the Joint Defense Materials does not consent to such disclosure then the other party will seek to protect any disclosure of such materials, (iv) that neither party will disclose Joint Defense Materials to a third party without a court order or the consent of the party who initially supplied the Joint Defense Materials, (v) that access to Joint Defense Materials will be restricted to each party’s outside attorneys, in-house counsel, and retained consultants, (vi) that Joint Defense Materials will be stored in secured areas and will be used only to assist in prosecution and defense of the patent litigation and (vii) if there is a dispute between us and ICM, then each party waives its right to claim that the other party’s legal counsel should be disqualified by reason of this the Joint Defense Agreement or receipt of Joint Defense Materials.  The Joint Defense Agreement will terminate the earlier to occur of (x) upon final resolution of all patent litigation and (y) a party providing ten (10) days advance written notice to the other party of its intent to withdraw from the Joint Defense Agreement.  No payments have been made by either party under the Joint Defense Agreement.

On August 25, 2010, we entered into a Tricanter Purchase and Installation Agreement (the “Tricanter Agreement”) with ICM, pursuant to which ICM sold us a tricanter oil separation system (the “Tricanter Equipment”).  In addition, ICM installed the equipment at our ethanol plant in Council Bluffs, Iowa.  As of September 30, 2012, we had paid $2,796,142 under the Tricanter Agreement with no amounts remaining due.

Review and Approval of Related Person Transactions

In October 2012, our Board adopted a Related Party Policy which formalized into a written policy certain practices and procedures historically followed by our Board relating to the approval of any transaction, arrangement or series of similar transactions, arrangements or relations, including indebtedness or guarantees of indebtedness, with related parties.  Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our units. Pursuant to the terms of the policy, the Corporate Governance/Compensation Committee must review the material facts of any related party transaction and approve such transaction.

The Company complied with the informal practices and procedures relating to the approval of related party transactions reflected in the Related Party Policy in connection with the approval of each of the related party transactions discussed in the section above entitled “Certain Relationships and Related Transactions.”

MEMBER PROPOSALS FOR THE 2014 ANNUAL MEETING

Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy material for the 2014 Annual Meeting of Members, which we presently plan to hold in March 2014, must be received by the Secretary of the Company, 10868 189th Street, Council Bluffs, Iowa 51503, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting.  Accordingly, we determined that members must submit proposals related to the 2014 Annual Meeting of Members to the Company by October 4, 2013.  The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met.  Proposals submitted later than October 4, 2013 will be considered untimely and will not be included in the Company’s proxy statement for the 2014 Annual Meeting of Members.

Under our Operating Agreement, members may nominate persons for election as directors of the same Series, but in the case of Series A Directors, Series A Members must notify the Secretary of the Company in writing not less than 120 days prior to the one year anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting.  Accordingly, members desiring to nominate a director for election at the 2014 Annual Meeting of Members must give written notice of the nomination to the Secretary of the Company not later than October 4, 2013.  As our Board may provide by resolution, the Company’s proxies will have discretionary authority to vote with respect to any matter that may be presented at an annual meeting which does not comply with these notice requirements.  Members’ nomination notices must contain the specific information set forth in Section 5.3(e) of our Operating Agreement.  A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.

In the event a member wishes to propose any other matter for consideration at a meeting of the members, under our Operating Agreement, members representing an aggregate of not less than thirty percent (30%) of all of the units may demand that our Board call a meeting of members.

MEMBER COMMUNICATIONS

Any member wishing to communicate with any of our directors regarding matters related to the Company may provide correspondence to the respective director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503. The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the members, including whether to forward communications to individual directors.  The Independent Directors review and approve the member communication process periodically to ensure effective communication with members.

OTHER BUSINESS

Our Board knows of no other business to be presented for action at the 2013 Annual Meeting.  If any matters do come before the 2013 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the 2013 Annual Meeting.

EXPENSES OF SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, who will not receive additional compensation for such services.  The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy card and any additional solicitation material that the Company may provide to members. The Company has not employed any third party to solicit proxies for the 2013 Annual Meeting.

PERIODIC REPORTS

Our financial statements and related financial information required to be provided to members in connection with this Proxy Statement are contained in our Annual Report on Form 10-K for Fiscal 2012 (the “2012 Form 10-K”), which was filed with the SEC on December 19, 2012.  The 2012 Form 10-K is included in the Annual Report, which accompanies this Proxy Statement, both of which are available on the our website at www.sireethanol.com at the “Investor Relations” tab, but these documents are not deemed a part of the proxy soliciting material.  Members may request paper copies of the Annual Report itself, this Proxy Statement and the proxy card by sending an e-mail to Betty Harmsen at proxy@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com.  Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of units of the Company on January 18, 2013.  Members may make a request for all future meetings or only for the 2013 Annual Meeting.  A copy of the exhibits to the 2012 Form 10-K will be mailed to members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.

By Order of the Board of Directors

/s/ Theodore V. Bauer
Theodore V. Bauer, Secretary

Council Bluffs, Iowa
February 1, 2013

Southwest Iowa Renewable Energy, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
March 15, 2013

The undersigned hereby appoints Theodore V. Bauer and Michael K. Guttau and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the Units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the “Company”) held of record by the undersigned on January 18, 2013, at the Annual Meeting of Members of the Company to be held on March 15, 2013 and any adjournment(s) thereof.

The proxy when properly executed will be voted as directed by the undersigned Member.  If no direction is made, this proxy will be voted “FOR” the Series A Director nominee, “FOR” proposal 2 and for “THREE YEARS” for proposal 3. The proxies, in their discretion, are further authorized to vote (a) on matters which the Board of Directors did not know would be presented at the Annual Meeting within the time period specified in the Company’s Third Amended and Restated Operating Agreement; and (b) on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

1. To elect one Series A Director to serve until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified;
	FOR Nominee ☐	WITHHOLD Authority For Nominee ☐
Director Nominee:
01 Karol D. King

2. To conduct an advisory vote on executive compensation	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3. To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. To transact such other business that may properly come before the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SERIES A DIRECTOR NOMINEE, “FOR” PROPOSAL 2 AND FOR “THREE YEARS” ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN THIS PROXY to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503.
Signature _______________________________ Title ___________________________________ Print ___________________________________ Address of Unit Holder: City, State, Zip	*Signature _____________________________ Title __________________________________ Print __________________________________ Address of Unit Holder: City, State, Zip		Date _______________

Please sign your name exactly as it appears on the Unit Certificate.  If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
*If Units are held jointly, each holder should sign.